Exhibit 99.2

Patterson Companies Completes Sale of Patterson Medical to Madison Dearborn Partners

ST. PAUL, Minn. – Aug. 28, 2015 – Patterson Companies, Inc. (NASDAQ: PDCO) today announced that it has successfully completed the previously disclosed sale of its medical business to Madison Dearborn Partners (MDP). Under the terms of the agreement, MDP, a Chicago-based private equity firm, is paying Patterson Companies gross proceeds of approximately $715 million in cash.

Scott P. Anderson, chairman and chief executive officer of Patterson Companies, commented, “The sale of the medical business accomplishes a key component of Patterson’s strategic transformation. We are now well-positioned to focus on developing our highly synergistic dental and animal health businesses, accelerating return on our investments and delivering shareholder value.”

Patterson intends to apply the proceeds from the sale of its medical unit to reduce the debt it incurred to fund the acquisition of Animal Health International, Inc.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental and animal health markets.

Dental Market

Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Animal Health Market

Patterson Animal Health, formerly Patterson Veterinary, is a leading, full-line distributor in North America and the U.K. of animal health products, services and technologies to both the production-animal and companion-pet markets.

About Madison Dearborn Partners

Madison Dearborn Partners (MDP), based in Chicago, is a leading private equity investment firm in the United States. Since MDP’s formation in 1992, the firm has raised six funds with aggregate capital of over US $18 billion and has completed approximately 130 investments. MDP invests in businesses across a broad spectrum of industries, including health care; basic industries; business and government services; consumer; financial and transaction services; and telecom, media and technology services. Notable health care investments include Option Care, Sage Products, Kaufman Hall, Sirona Dental, Team Health, and VWR International. For more information, please visit www.mdcp.com.

This press release contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond Patterson’s ability to control. Forward-looking statements generally can be identified by words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements that describe the proposed benefits of the transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Patterson stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements including, but not limited to, the ability of Patterson to successfully integrate Animal Health’s operations, product lines and technology; the ability of Patterson to implement its plans, forecasts and other expectations with respect to Animal Health’s business and realize additional opportunities for growth; and the other risks and important factors contained and identified in Patterson’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. Any forward-looking statement in this press release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, Patterson does not intend to update or revise the forward-looking statements.

###

For additional information, contact:

Ann B. Gugino

Executive Vice President & CFO

651-686-1600

Source: Patterson Companies, Inc.